UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 5, 2004

Transcat, Inc.

(Exact name of registrant as specified in charter)

Ohio	000-03905	16-0874418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Vantage Point Drive, Rochester, New York	14624

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  585-352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item. 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1 - PRESS RELEASE

Item. 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Appointment of Chief Operating Officer

     On October 5, 2004, Charles P. Hadeed, 54, was named Chief Operating Officer of Transcat, Inc. (“Transcat” or the “Company”) in addition to his current positions as Vice President of Finance and Chief Financial Officer.

     Mr. Hadeed brings more than 30 years of financial and strategic leadership experience to Transcat. Prior to joining the Company as Vice President of Finance and Chief Financial Officer in April 2002, he served as Vice President-Healthcare Ventures Group with Henry Schein Inc. Prior to that, he served as Group Vice President-Operations at Del Laboratories Inc., and in various executive positions, including Vice President-Global Lens Care Operations, President-Oral Care Division, Vice President-Operations-Personal Products Division and Vice President/Controller-Personal Products Division, during his 20-year career at Bausch & Lomb, Inc. Mr. Hadeed earned a B.S. in Accounting from Syracuse University and is a certified public accountant.

     The Company and Mr. Hadeed are not parties to an employment agreement, however, on February 12, 2004, the Company entered into an Agreement for Severance Upon Change in Control with Mr. Hadeed. Pursuant to this agreement, if a change in control of the Company occurs and Mr. Hadeed’s employment is terminated for any reason (other than voluntary resignation, death, disability, or retirement, or termination by the Company for certain reasons) during the period beginning with the agreement for or announcement of a proposed change in control and ending 24 months following the change in control, the Company would be required to continue to pay him his full salary and bonus and continue his benefits for a period of 24 months following the date of termination of employment, and all stock grants, stock options and similar arrangements would immediately vest.

     On October 5, 2004, Transcat issued a press release announcing Mr. Hadeed’s new position as Chief Operating Officer. The press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed as a part of this Form 8-K:

Exhibit No.	Description

99.1	Transcat, Inc. Press Release dated October 5, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated:	October 8, 2004	By:	/s/ Charles P. Hadeed

Charles P. Hadeed
Chief Operating Officer, Vice President of Finance
and Chief Financial Officer